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                                                                    EXHIBIT 21.1
                           SUBSIDIARIES OF REGISTRANT

                                                                STATE
                                                                 OF
                  COMPANY                                   INCORPORATION
                  -------                                   -------------

PMC Investment Corporation                                    Florida
Western Financial Capital Corporation                         Florida
First Western SBLC, Inc.                                      Florida
PMC Funding Corp.                                             Florida
PMC Advisers, Ltd.                                            Texas
PMC Asset Management, Inc.                                    Texas
Asset Investments Series A, L.L.C.                            Delaware
FW 97 L.L.C.                                                  Delaware
PMC Capital, L.P. 1998-1                                      Delaware
PMC Capital Corp. 1998-1                                      Delaware
PMC Capital, L.P. 1999-1                                      Delaware
PMC Capital Corp. 1999-1                                      Delaware
PMC Joint Venture, L.P. 2000                                  Delaware
PMC Joint Venture LLC 2000                                    Delaware
PMC Joint Venture, L.P. 2001                                  Delaware
PMC Joint Venture LLC 2001                                    Delaware
PMC Joint Venture, L.P. 2002-1                                Delaware
PMC Joint Venture LLC 2002-1                                  Delaware
PMC Asset Holding, LLC                                        Delaware